EXHIBIT 99.3


                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF NEW YORK

------------------------------------------

SECURITIES AND EXCHANGE COMMISSION
450 5th Street, N.W,
Washington, D.C. 20549,

                       Plaintiff,

              v.                                   01 CV 6450 (JSR)

AMERICAN BANKNOTE CORPORATION,

                         Defendant.

------------------------------------------


                         COMPLAINT FOR INJUNCTIVE RELIEF

     Plaintiff United States Securities and Exchange Commission (the "Commission") for its Complaint alleges as follows:

                                     SUMMARY

     1. This case involves the systematic efforts of American Banknote Corporation ("ABN"), a publicly-held holding company, to inflate its revenue and net income over three years, beginning with fiscal year 1996 and continuing into fiscal year 1998. Initially, ABN engaged in fraud in order to meet earnings forecasts. The fraud continued in order to increase the value of one of its then wholly-owned subsidiaries, American Bank Note Holographics, Inc. ("ABNH"), in anticipation of a possible sale or public offering of ABNH's stock. To avoid detection of the scheme, ABN and ABNH actively deceived defendant ABN's independent auditors.

     2. On or about July 15, 1998, ABNH became a public company through an initial public offering ("IPO") that raised approximately $107 million (pricing shares at $3 1/2 per share). ABN, which received the proceeds of the offering, used most of the proceeds to reduce its debt. Filings by ABN and ABNH in connection with the public offering, or relied upon in determining the price at which ABNH shares would be offered and purchased, included materially fraudulent revenue and earnings information.

     3. In January 1999, ABNH announced that it would restate its results for each of the first three quarters of fiscal year 1998, and that its financial statements as of December 31, 1996, and December 31, 1997, should no longer be relied upon. The prices of the securities of both ABNH and ABN dropped substantially as a result of these announcements.

     4. ABNH's restated results, reported in December 1999, were material to ABN's operating results. For example, in fiscal year 1996, ABNH improperly recognized approximately $1.9 million of revenue, resulting in approximately a $962,000, or 31%, overstatement of ABN's net income. In fiscal year 1997, ABNH improperly recognized approximately $7.3 million of revenue, resulting in approximately a $4.7 million, or 72%, understatement of ABN's net loss for that year. Finally, in the second quarter of fiscal year 1998, ABNH improperly recognized approximately $5.0 million of revenue, resulting in approximately a $1.9 million, or 32%, understatement of ABN's net loss for that quarter.

     5. As a result of the foregoing improper acts, ABN filed with the Commission materially false and misleading financial statements on Form 10-K for fiscal years ended December 31, 1996 and 1997, and on Form 10-Q for the first three quarters of fiscal years ended December 31, 1997 and 1998. Also, ABN caused ABNH to file a Registration Statement with the Commission on Form S-1 in July 1998, that contained materially false and misleading financial statements and other information pertaining to ABNH for fiscal years ended December 31, 1996, 1997, and the first quarter of fiscal year 1998. Moreover, as a result of the foregoing conduct, ABN's books, records, and accounts were falsified and consequently ABN failed to make and keep books, records, and accounts that accurately and fairly reflected ABN's transactions and dispositions of assets. Furthermore, ABN failed to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions were recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") or any other criteria applicable to such statement.

     6. As a result of the foregoing improper acts carried out at ABNH, which occurred with ABN's knowledge and for ABN's benefit, ABN's outside auditors and public investors were deceived into believing that ABN's net income was materially better than it was. Moreover, public investors to whom ABN sold shares of ABNH pursuant to ABNH's IPO were similarly deceived into believing that ABNH's revenue and net income were materially better than they were.

     7. In this action, the Commission is seeking an injunction against ABN enjoining it from, directly or indirectly, violating Section 17(a) of the Securities Act of 1933 (the "Securities Act") [15 U.S.C. ss. 77q(a)], Sections 10(b), 13(a) and 13(b)(2)(A) and (B) of the Securities Exchange Act of 1934 (the "Exchange Act") [15 U.S.C. ss. ss. 78j(b), 78m(a), and 78m(b)(2)(A) and (B)] and Exchange Act Rules lOb-5, 12b-20, 13a-1, and l3a-13 [17 C.F.R. ss.ss. 240.10b-5,
240-12b-20, 240.13a-1, and 240.13a-13).

                             JURISDICTION AND VENUE

     8. The Commission brings this action pursuant to Section 20(b) of the Securities Act [15 U.S.C. ss. 77t(b)] and Sections 21(d) and 21(e) of the Exchange Act [15 U.S.C. ss. ss. 78u(d) and 78u(e)] to restrain and enjoin permanently the defendant from engaging in the acts, practices, and transactions herein alleged.

     9. This Court has jurisdiction over this action pursuant to Section 22(a) of the Securities Act [15 U.S.C. ss. 77v(a)] and Sections 21(d), 21(e) and 27 of the Exchange Act [15 U.S.C. ss.ss. 78u(d), 78u(e) and 78aa]. Venue lies in this court pursuant to Section 20 of the Securities Act [15 U.S.C. ss. 77t] and
Section 27 of the Exchange Act [15 U.S.C. ss. n7aa].

     10. The defendant, directly and indirectly, has made use of the means and instrumentalities of interstate commerce, of the mails, or of the facilities of a national securities exchange, in connection with the acts, practices and transactions alleged herein, certain of which occurred within the Southern District of New York.

                                  THE DEFENDANT

     11. ABN is a holding company incorporated in Delaware with its principal offices located in New York, New York. During the relevant time period, ABN, through its subsidiaries in the United States, Brazil, Australia, New Zealand, and France, provided, among other things, stored-value telephone cards and magnetic-strip transaction cards, printed business forms, checks, and counterfeit-resistant documents of value such as money orders, passports, foreign currency, and stock and bond certificates. During the relevant time period, ABN's stock was registered pursuant to Section 12(b) of the Exchange Act and traded on the New York Stock Exchange. ABN filed for Chapter 11 bankruptcy on December 8, 1999. ABN's common stock currently trades on the OTC Bulletin Board.

                              OTHER RELEVANT ENTITY

     12. ABNH is a Delaware corporation with its principal executive offices located in Elmsford, New York. ABNH is engaged in the origination, production, and marketing of mass-produced secure holograms. Until July 1998, ABNH was a wholly-owned subsidiary of ABN. On or about July 15, 1998, ABNH became a public company having raised approximately $107 million through an S-1 Registration Statement filed with the Commission registering 13,666,000 shares of common stock for sale to the public. Thereafter, the company's stock traded on the New York Stock Exchange until August 1999, when ABNH's stock was suspended from trading. ABNH's common stock currently trades on the OTC Bulletin Board.

                                   FIRST CLAIM

    ABN VIOLATED SECTION 10(B) OF THE EXCHANGE ACT AND RULE 10B-5 THEREUNDER

     13. Paragraphs 1 through 12 above are re-alleged and incorporated herein by reference.

              ABNH IMPROPERLY RECOGNIZED REVENUE ON CONSIGNMENT AND
   "BILL AND HOLD" SALES AND FOR RESEARCH AND DEVELOPMENT WORK FOR FISCAL 1996

     14. ABNH's ability to meet or exceed its internal revenue and earnings budget for fiscal year 1996 was critical to ABN's efforts to meet earnings forecasts that fiscal year. As a result, in 1996, ABNH improperly recognized revenue on consignment sales in order to inflate 1996 revenue and net income. Also, in January 1997, ABN's need to meet earnings forecasts drove ABNH to enter into improper "bill and hold" sales and to recognize improperly revenue for research and development work.

          A.   IMPROPER RECOGNITION OF REVENUE ON CONSIGNMENT SALES

     15. At the end of the third quarter of fiscal year 1996, ABNH improperly recognized revenue of $407,000 on a consignment sale to one of its customers. In the fourth quarter of fiscal year 1996, ABNH improperly recognized revenue of approximately $238,000 on another consignment sale to a different customer. In each instance, ABNH shipped a large number of holograms to the customer and agreed to bill them on a monthly basis based upon the number of holograms each customer used during the month. Despite the fact that the customers only agreed to purchase the holograms they actually used, ABNH recognized revenue on the entire shipment of holograms to each customer. Because the risks and rewards of ownership for the unused holograms had not yet passed to the customers, recognizing revenue for all the holograms upon shipment did not conform with GAAP and had the effect of improperly inflating revenue and net income.

          B.   IMPROPER RECOGNITION OF REVENUE FOR "BILL AND HOLD" SALES

     16. During the time that ABNH was a wholly-owned subsidiary OF ABN, ABNH's operations contributed materially to ABN's net income. To monitor ABNH's financial performance, ABN assisted ABNH in creating annual budgets that project ABNH's revenue and net income for a particular fiscal year. Thereafter, ABN reviewed financial forecasts ABNH prepared on a semi-monthly basis to determine whether ABNH would meet its projected revenue and net income for that quarter.

     17. In mid to late January 1997, it became apparent to ABN and ABNH that ABNH had failed to meet its fourth quarter budget and forecasts for revenue. This shortfall would have materially impacted ABN's fiscal year 1996 net income and negatively impacted ABN's efforts to meet earnings forecasts. Consequently, on or about January 30, 1997, well after it had closed its books for fiscal year 1996, ABNH improperly accrued revenue for two "bill and hold" sales.

     18. "Bill and Hold" sales, by which a sale is made but the goods are retained by the seller at the customer's request, may be recognized as revenue by the seller before delivery to the buyer if certain stringent conditions set forth in the Commission's Accounting Auditing and Enforcement Release ("AAER") Number 108 are met. If these conditions are not met, the seller may not recognize the sale as revenue until the goods are shipped to the customer.

     19. Accruing the revenue for fiscal year 1996 for the two "bill and hold" transactions, one in the amount of $231,000 and the other in the amount of $404,250, was improper because ABNH and the customers had not entered into these sales on or before December 31.

     20. Moreover, the two transactions did not meet the conditions for recognizing revenue for "bill and hold" sales under AAER 108. For example, ABNH, not the customers, had requested that the transactions occur on a "bill and hold" basis. Also, the holograms had not been segregated from ABNH's inventory and identified as belonging to the customers as of December 31, 1996.

     21. Also, the alleged $404,250 sale did not occur. No purchase order, invoice, or shipping documents were ever generated and ABNH subsequently reversed the sale in the first quarter of fiscal year 1997.

          C.   IMPROPER RECOGNITION OF REVENUE FOR RESEARCH AND DEVELOPMENT
               WORK

     22. In addition to accruing revenue for two improper "bill and hold" sales, ABNH further inflated its fourth quarter revenue and net income by accruing revenue of $800,000 for research and development work it had performed for a Japanese customer. Throughout much of 1996, ABNH was working with this customer to develop secure cards featuring holograms for use in connection with a pinball-type game played in thousands of parlors throughout Japan. To play the game, a person would purchase a certain number of balls and, depending upon the circumstances, the game might pay out more balls than the person initially purchased. These balls then could be exchanged for prizes or cash. ABNH's work to develop secure cards for the game, and its work in connection with the creation of a prototype machine that could read the cards, was intended, in part, to prevent certain counterfeiting activities that had become associated with the game.

     23. On or about January 30, 1997, ABNH accrued revenue of $800,OO0 for fiscal year 1996, which purportedly reflected research and development work ABNH had done on the project. However, as of December 31, 1996, ABNH had neither billed its customer for this amount nor received payment of this amount. More importantly, however, ABNH's accrual of revenue for the work was improper because ABNH's customer, to the extent it had any obligation to pay this sum, did not have an unconditional obligation to pay ABNH $800,000 as of December 31, 1996. Payment of the $800,000 obligation was contingent, at a minimum, upon certain approvals being obtained from government officials in Japan. The contingencies were not satisfied as of December 31, 1996, and, in fact, never were satisfied.

          D. ABN'S AUDITORS RECEIVED FALSE CONFIRMATIONS OF THE "BILL AND HOLD" AND RESEARCH AND DEVELOPMENT TRANSACTIONS AND A FALSE MANAGEMENT REPRESENTATION LETTER

     24. In the course of auditing ABN, a team of ABN's auditors audited ABNH's books. To convince ABN's outside auditors that its two December 29, 1996 "bill and hold" sales were proper, ABNH induced the two customers involved to sign audit confirmations that falsely attested that the transactions had been entered into as of December 29, 1996, and that the transactions met certain of the criteria set forth in AAER 108. ABNH also was able to secure an audit confirmation letter from the customer for whom it had performed research and development work. In that confirmation, the customer falsely attested that, as of December 29, 1996, $800,000 was due and payable to ABNH for research and development work. The customer, however, did not disclose that its obligation to pay the $800,000 was subject to contingencies that had not yet been satisfied.

     25. ABN senior management signed a management representation letter, in connection with Deloitte's review of ABN's fiscal year 1996 financial statements, which was materially false and misleading. Among other things, the letter falsely stated that there were no transactions improperly recorded in the accounting records underlying the financial statements that receivables at December 31, 1996 did not include any amounts for goods shipped on consignment or approval, and that the "bill and hold" sales which occurred during fiscal year-end 1996 accorded with certain criteria outlined under AAER Number 108.

                   ABNH IMPROPERLY INCREASED FISCAL Year 1997
            REVENUE AND NET INCOME IN ANTICIPATION OF A SALE OF ABNH

          A. IMPROPER RECOGNITION OF REVENUE ON CONSIGNMENT SALES DURING THE FIRST THREE QUARTERS OF 1997

     26. During fiscal year 1997, ABNH's quarterly revenue and net income were misstated, in part, as a result of the improper recognition of revenue on consignment and "bill and hold" sales attributed to fiscal year 1996. ABNH, however, continued to increase improperly its reported revenue and net income in fiscal year 1997 by, among other things, again improper1y recognizing revenue on consignment sales. During the first three quarters of 1997, ABNH improperly recognized revenue of over $900,000 for consignment sales.

     27. To keep track of its customers' payment obligations under consignment sales, ABNH used a separate set of records that it did not share with ABN's auditors. Upon receiving usage reports from its customers, ABNH issued invoices to bill them for that usage. Unlike the invoices issued at the time of the initial "sale" of the holograms, which were not sent to the customers, these invoices reflected actual obligations of the customers. ABNH tracked the "usage" invoices in ledgers that were kept by hand.

          B. ABNH IMPROPERLY RECOGNIZED OVER $4 MILLION IN NET INCOME IN THE FOURTH QUARTER OF 1997 TO POSITION ITSELF FOR A SALE OF AN IPO

     28. As fiscal year-end 1997 approached, ABN, which was highly leveraged at the time, considered various approaches to reduce the company's debt, including a possible sale of ABNH. In order to condition the market for this possible sale, as well as to meet earnings forecasts, ABN, through ABNH, massively inflated ABNH's fourth quarter revenue by approximately $8,000,000 or 260%, and its fourth quarter net income by approximately $4,000,000 or 429%. In order to accomplish this, ABNH improperly recognized revenue on a number of transactions in the fourth quarter, including additional consignment sales, shipments of unusable work in process, and an improper "bill and hold" sale.

          1. ABNH SHIPPED WORK IN PROCESS AND IMPROPERLY RECOGNIZED REVENUE ON ADDITIONAL CONSIGNMENT SALES

     29. Late in the fourth quarter of fiscal year 1997, ABNH shipped unusable work in process to a customer on or about December 31, 1997. ABNH boxed up the work in process and then hired a truck to deliver the boxes to the customer. ABNH recorded revenue of approximately $1.3 million on this shipment notwithstanding the fact that, as ABNH knew, the unusable work in process would be returned to ABNH shortly after being shipped. Also, in the fourth quarter of fiscal year 1997, ABNH improperly recognized revenue of $949,000 on improperly recorded consignment sales. These improperly recorded consignment sales involved the same three customers who entered into the improperly recorded consignment sales with ABNH in the first three quarters of 1997, as well as one additional customer.

          2. IMPROPER RECOGNITION OF APPROXIMATELY $6 MILLION IN REVENUE ON AN $8 MILLION "BILL AND HOLD" SALE

     30. ABNH recognized revenue of approximately $6.9 million in fiscal year 1997 on a "bill and hold" sale to one of its largest customers, approximately
$6 million of which was improper because it should have been recognized in fiscal year 1998. This was by far the largest improperly booked transaction by ABNH in fiscal year 1997. Although ABNH had a valid "bill and hold" agreement in place with the customer, the transaction was improper because ABNH recognized revenue from the sale of holograms that had not actually been completed by December 31, 1997.

     31. Late in the fourth quarter, ABNH's customer placed a "bill and hold" order for approximately $8 million worth of holograms. ABNH understood that to recognize revenue on the entire sale in fiscal 1997, all of the holograms would have to be completed, meaning that ABNH had to have at its facility by December 31, 1997 "reels" of numbered holograms labeled as belonging to the customer. ABNH, however, lacked the capacity to manufacture such a large quantity of holograms by year-end. In an effort to manufacture and complete as many of the holograms as soon as possible, ABNH subcontracted the manufacturing of approximately $6.9 million worth of holograms to another company (the "Subcontractor").

     32. ABNH, however, knew that the Subcontractor did not have the capacity to manufacture and complete all the holograms by year-end. Indeed, ABNH's agreement with the Subcontractor called for a production schedule that continued into mid-January 1993.

     33. Before ABNH could recognize the sale of these holograms as a valid "bill and hold" sale, the holograms had to be "completed." This required the holograms, which are initially produced in "rolls," (E.G. like a roll of paper towels), to be slit down to smaller "reels" (like a roll of paper towels cut into thirds, for example) and then numbered and separately labeled as belonging to the customer. ABNH knew that the Subcontractor was engaged only to manufacture ROLLS because the Subcontractor's facility lacked the capacity to slit the rolls into reels and then number the holograms. Consequently, ABNH knew that the holograms the Subcontractor produced would not be "complete" until they were delivered to ABNH's facility and ABNH then slit, numbered, and labeled them as belonging to the customer.

     34. As expected, the Subcontractor did not finish producing unslit, unnumbered rolls of holograms until mid-January 1998. Not only did ABNH know that production had continued into January 1998, it also knew that most of the rolls the Subcontractor produced were delivered to ABNH's manufacturing facility in January 1998. Moreover, ABNH also knew that virtually all of the rolls the Subcontractor produced were slit and numbered at ABNH's facility in early 1998. Nevertheless, ABNH, in December 1997, recognized revenue for all of the holograms the Subcontractor manufactured.

          C.   ABNH MISLED ABN'S AUDITORS TO HIDE FISCAL YEAR 1997 FRAUDULENT
               SALES

     35. ABN's auditors identified the $8 million "bill and hold" transaction as a major issue for its audit of ABNH's results for fiscal year 1997. As a result, ABNH undertook to mislead ABN's auditors into believing that the holograms the Subcontractor produced were completed and had been delivered to ABNH's facility by December 31,1997. On numerous occasions, ABNH told ABN's auditors that all of the Subcontractor's holograms had been completed and received at ABNH's facility by fiscal year-end 1997. In addition, ABNH backdated, and charged quantities on, ABNH receiving documents, which were provided to the auditors to convince them that ABNH had received all of the Subcontractor's holograms by December 31, 1997. ABNH then changed copies of the Subcontractor's delivery receipts, altering dates and changing quantities to make them consistent with the inaccurate ABNH receiving documents, and fabricated "vault receipts," which purported to show that the hologram "rolls" ABNH had received had been slit into numbered "reels." ABNH provided these documents to ABN's auditors as well.

     36. Also, ABNH obtained a false written confirmation from the security firm hired to provide security at the Subcontractor's facility to the effect that personnel from the security firm had witnessed ABNH pick up "reels" of holograms from the Subcontractor and that all the pickups were completed by December 31, 1997. At ABNH's request, the security firm sent this confirmation to ABN's auditors.

     37. Finally, ABNH prevailed upon the Subcontractor to provide a false confirmation to ABN's auditors that falsely confirmed that the Subcontractor had manufactured "reels" of numbered holograms and that all of the holograms required under the terms of the purchase order had been manufactured, and picked up by ABNH, by December 31, 1997.

     38. In addition to the false and misleading oral and written statements made in connection with confirming the 1997 fiscal year-end "bill and hold" transaction, ABNH also obtained two additional false audit confirmations that it provided to ABN's auditors in an effort to conceal other improperly booked 1997 sales. In one instance, ABNH induced the customer to which it had shipped the unusable work in process discussed above, to confirm an accounts receivable balance as of fiscal year-end 1997 that included the alleged sale of the unusable work in process the customer had returned to ABNH in early January 1998. Also, in at least one instance involving improperly recognized revenue on a consignment sale, ABNH was able to persuade one of its customers to provide a confirmation to ABN's auditors that misleadingly confirmed an incorrect balance receivable as of December 31, 1997. In fact, a substantial portion of the confirmed balance receivable constituted the sales value of a large quantity of holograms that had been provided to that customer under a consignment arrangement pursuant to which the customer was obligated to pay only for those holograms it used.

     39. ABNH also did not disclose to ABN's auditors the "usage" invoices it sent to customers that had taken holograms on consignment nor did it disclose the ledgers in which these invoices were recorded.

     40. Finally, former ABNH senior management and ABN senior management also signed a false and misleading management representation letter, which was given the ABN's auditors in connection with the auditors' review of ABNH's fiscal year 1997 financial statements. Among other things, the letter falsely stated that:
(1) "[t]here has been no fraud involving management or employees who have significant roles in internal controls;" (2) "[t]here are no transactions that have been improperly recorded in the accounting records underlying the financial statements;" (3) "[w]e have fully disclosed to you all sales terms including all rights of return ...," and (4) "receivables at December 31, 1997 ...do not include any amounts for goods shipped on consignment or approval." The management representation letter also falsely confirmed that "bill and hold" sales that occurred during fiscal year-end 1996, as well as the large "bill and hold" sale which occurred in the fourth quarter of 1997, accorded with certain criteria outlined under AAER Number 108.

     ABNH'S IMPROPER RECOGNITION OF REVENUE ON FISCAL YEAR 1998 TRANSACTIONS

     41. The need to report strong revenue and net income was critical in fiscal year 1998 because ABN decided to sell ABNH through an IPO. Reporting sustained revenue and earnings growth at ABNH during the first quarter of fiscal year 1998, the reporting period leading up to the IPO, would enhance ABNH's spin-off value and, ultimately, redound to the benefit of ABN, which intended to use the proceeds from the transaction to pay down its significant debt. Also, reporting strong revenue and earnings during the second quarter of fiscal year 1998, would solidify investor confidence in ABNH as a public company.

          A. FIRST QUARTER OF FISCAL YEAR 1998: IMPROPER REVENUE RECOGNITION ON CONSIGNMENT SALES, RECOGNIZING REVENUE ON PRODUCT THAT WAS NEVER SHIPPED, AND RECOGNIZING REVENUE ON PRODUCT THAT WAS RETURNED

     42. ABNH continued to recognize revenue on improperly recorded consignment sales with various customers in the first quarter of fiscal year 1998, improperly recognizing a total of approximately $1.9 million in revenue. In addition to improperly recorded revenue on consignment sales, ABNH further inflated its revenue and net income in the first quarter of fiscal year 1998, by recognizing revenue on alleged sales to customers who never received any goods and, at times, recognized revenue on shipments ABNH knew would be returned.
This conduct further increased ABNH's revenue by approximately $1.6 million during the first quarter of fiscal year 1998.

          B. THE SECOND QUARTER OF FISCAL YEAR 1998: IMPROPER REVENUE RECOGNITION ON CONSIGNMENT SALES AND ON SHIPMENTS TO WAREHOUSES, RECOGNIZING REVENUE ON PRODUCT THAT WAS NEVER SHIPPED, AND RECOGNIZING REVENUE ON PRODUCT THAT WAS RETURNED

     43. ABNH went public during its third quarter of fiscal year 1998, on or about July 15, 1998. Its first filing as a public company was made on Form 10-Q for the second quarter of fiscal year 1998. During the second quarter of ABN's fiscal year 1998, ABNH improperly recognized approximately $1,052,000 in revenue for improperly recorded consignment sales.

     44. In addition, in June 1998, weeks before ABNH's IPO, ABNH entered into a warehousing arrangement with a third-party. ABNH then began to ship large quantities of holograms to this third-party warehouse, as well as occasional shipments to other third-party warehouses. ABNH recognized revenue on all these shipments, some of which involved consignment sales. In addition, some of the shipments to this warehouse were outright false sales. In these instances, without a customer purchase order, and without the customer's knowledge, authorization or approval, ABNH recognized revenue after shipping holograms to the warehouse where they sat for months. This practice involved approximately seven customers and amounted to improperly recognized revenue of approximately $2.5 million during the second quarter of fiscal year 1998.

     45. During this time, separate and apart from products placed in the third party warehouses, ABNH continued to recognize revenue in instances where the customer never issued purchase orders. In these cases, ABNH either never shipped the holograms to these customers or shipped holograms that were returned shortly after being shipped. In total, these practices involved approximately three customers and amounted to improperly recognized revenue of approximately $2.6 million during the second quarter of 1998.

     46. By reason of the foregoing, ABN violated Section 10(b) of the Exchange Act [15 U.S.C. ss. 78j(b)] and Rule 1Ob-5 thereunder [17 C.F.R. ss. 240.1Ob-5].

                                  SECOND CLAIM
                ABN VIOLATED SECTION 17(A) OF THE SECURITIES ACT

     47. Paragraphs 1 through 46 above are re-alleged and incorporated herein by reference.

     48. In July 1998, ABN offered and sold all of its shares in ABNH to the public through ABNH's initial public offering and received all the proceeds from the offering. The financial statements included in the Form S-1 filed with the Commission and disseminated to investors in conjunction with that offering were materially false and misleading.

     49. By reason of the foregoing, ABN violated Section 17(a) of the Securities Act [15 U.S.C. ss. 77q(a)].

                                   THIRD CLAIM
                 ABN VIOLATED SECTIONS 13(A) AND 13(B)(2)(A) AND
      (B) OF THE EXCHANGE ACT AND RULES 12B-20, 13A-1 AND 13A-13 THEREUNDER

     50. Paragraphs 1 through 49 above are re-alleged and incorporated herein by reference.

     51. ABN filed with the Commission annual reports on Form 10-K for its fiscal years ended December 31, 1996 and 1997, and filed quarterly reports on Form 10-Q for the first three quarters of its 1997 and 1998 fiscal years. The financial statements in these filings were materially false and misleading by virtue of ABNH's fraudulently inflated revenue, and net income.

     52. During 1996 through 1998, ABN had securities registered with the Commission pursuant to Section 12(b) of the Exchange Act [15 U.S.C. ss. 781(b)]. As a result, ABN was required to file quarterly, annual and other reports and statements with the Commission which did not contain untrue statements of material facts or omissions of material facts and to make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflected the transactions and dispositions of assets of ABN. ABN also was required to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances if at transactions were recorded as necessary to permit preparation of financial statements in conformity with GAAP.

     53. ABN, through ABNH, maintained false and misleading books and records in fiscal years 1996, 1997, and the first two quarters of 1998, which, among other things, materially overstated ABNH's revenue and net income in fiscal years 1996, 1997 and the first two quarters of 1998. Among other things, ABN, through ABNH, failed to account properly for consignment sales and "bill and hold" sales. Moreover, ABNH's books, records, and accounts documented a number of transactions that did not take place.

     54. By reason of the foregoing, defendant ABN violated Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act [15 U.S.C. ss.ss. 78m(a) and 78m(b)(2)(A) and (B)] and Rules 12b-20, 13a-1, and l3a-13 thereunder (17 C.F.R. ss.ss. 240.12b-20, 240.13a-1, and 240.13a-13.

                               PRAYER FOR RELIEF

     WHEREFORE, the Commission respectfully requests that this Court:

                                       I.

     Issue a Final Judgment of Permanent Injunction restraining and enjoining defendant ABN from, directly or indirectly, violating Sections 17(a) of the Securities Act [15 U.S.C. ss. 77q(a)], and Sections 10(b), 13(a), and 13(b)(2)(A) and (B) of the Exchange Act [15 U.S.C. ss. ss.78j(b), 78m(a), 78m(b)(2)(A), and 78m(b)(2)(B)] and Rules 10b-5, 12b-20, 13a-1, and 13a-13
thereunder [17 C.F.R. ss. ss.240.10b-5, 240.12b-20, 240.13a-1, and 240.13a-13].

                                      II.

     Grant such other and further relief as this Court may deem necessary and appropriate under the circumstances.


Dated:

Local Counsel                             Respectfully submitted,


/s/ Robert B. Blackburn                   /s/ Thomas C. Newkirk
---------------------------               ----------------------------
B. Blackburn (RB 1545)                    James A. Kidney (5830) (Trial Counsel)
Attorney for Plaintiff                    Thomas C. Newkirk (7271)
SECURITIES AND EXCHANGE                   Christopher R. Conte
COMMISSION                                B. Laurita Finch
7 World Trade Center                      Attorneys for Plaintiff
Suite 1300                                SECURITIES AND EXCHANGE
ROOM 11-039                               COMMISSION
New York, New York 10048                  450 Fifth Street, N.W.
(212) 748-8185                            Mail Stop 9-11
(212) 748-8045 (fax)                      Washington, D.C. 20549-0911
                                          (202) 942-4797 (Kidney)
                                          (202) 942-9581 (fax)